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                                EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Vertex Pharmaceuticals Incorporated on Form S-8 to register 150,000 shares of common stock of the Employee Stock Purchase Plan of our report dated February 22, 1996 on our audit of the consolidated financial statements of Vertex Pharmaceuticals Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report was included in the 1995 Annual Report of Vertex Pharmaceuticals Incorporated on Form 10-K.



                                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 19, 1996





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